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                                                                 EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have issued our report dated June 24, 2003, accompanying the financial statements and schedule incorporated by reference in the Annual Report of Federal Realty Investment Trust Savings and Retirement Plan on Form 11-K for the year ended December 31, 2002. We hereby consent to the incorporation by Reference of said report in the Registrations Statements of Federal Realty Investment Trust Savings and Retirement Plan on Form S-8 (File No. 333-63986, effective June 27, 2001).


Vienna, Virgina                                 /s/ Grant Thornton, LLP
June 24, 2003                                   -----------------------